Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, FL 33772
(727) 471-0444
Reply to:
cjh@huntlawgrp.com

June 3, 2021

Jay Kim, CEO
Reborn Coffee, Inc.
5800 N. Berry Street
Brea, CA 92821

Re:
Offering Statement on Form 1-A for Reborn Coffee, Inc.

Dear Mr. Kim:

You have requested our opinion, as special counsel for Reborn Coffee, Inc., a Florida corporation (the “Company”), in connection with an Offering Statement on Form 1-A (the “Offering Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), as amended, and Regulation A (17 CFR 230.251 et seq.) regarding an offering of Class A Common Stock, par value $0.0001 per share (the “Shares” or “Common Stock”), of the Company and for qualification of up to 1,000,000,000 Shares, which includes up to 800,000,000 Shares to be newly issued (the “New Shares”) and sold by the Company and up to 200,000,000 Shares to be sold by the selling stockholders (the “Outstanding Shares”) identified in the Offering Statement under “Principal and Selling Stockholders” (the “Selling Stockholders”).

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.
Articles of Incorporation and amendments thereto;
2.
Bylaws;
3.
Resolutions of the Board of Directors authorizing the issuance of the Shares;
4.
Active (good standing) status of the Company as reflected on the Florida Division of Corporations website; and
5.
Such other documents and records as we have deemed relevant in connection with this opinion.

In rendering this opinion, we have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its officers and directors as set forth in the aforementioned documents as to factual matters; and (ii) assurances from the officers and directors of the Company regarding factual representations as we have deemed necessary for purposes of expressing the opinions set forth herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officers and directors in the aforementioned documents or the Offering Statement and have relied upon such information and representations as being accurate and complete in expressing our opinion.

We have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law. We also have assumed for purposes of this opinion letter that:

1.
The information provided by the Company pursuant to Regulation A (17 CFR 230.251 et seq.) in connection with the offer and sale of the Shares is accurate and complete;

2.
The Company’s representations to us that the Company and its agents have made no offer to sell the Shares by means of any general solicitation or in connection with the publication of any advertisement relating to such an offer, and no offer or sale of the Shares has been made or will be made anywhere that such offer or sale would be contrary to applicable law are accurate and complete; and

3.
The Company is not disqualified from relying on the exemption from the registration requirements of the Securities Act of 1933, as amended and provided by Regulation A (17 CFR 230.251 et seq.).

This opinion letter is limited to the matters set forth herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

It is our opinion that the 1,000,000,000 shares of Series A Common Stock of the Company identified in the Offering Statement were duly authorized by all necessary corporate action on the part of the Company and (i) the New Shares, when issued in exchange for the agreed consideration, will be validly issued, fully paid and non-assessable and, when sold as contemplated in the Offering Statement, will continue to be validly issued, fully paid and non-assessable; and (ii) the Outstanding Shares, are validly issued, fully paid and non-assessable. Based on, and assuming the accuracy of, the representations of each of the principal officers, and board of directors, the Shares and the examined documents, the proposed Shares qualify for exemption from registration status pursuant to the Securities Act of 1933, as amended and Regulation A (17 CFR 230.251 et seq.). This opinion letter is limited to applicable provisions of the Securities Act of 1933, Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our law firm under the caption “Interest of Named Experts and Counsel” in the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/: Clifford J. Hunt, Esquire